Exhibit 10.4
CONSENT, LIMITED WAIVER AND FIRST AMENDMENT TO FF&E FACILITY CREDIT AGREEMENT
THIS CONSENT, LIMITED WAIVER AND FIRST AMENDMENT TO FF&E FACILITY CREDIT AGREEMENT (this “Amendment”) is made and entered into as of this 23 day of May, 2007 (the “Effective Date”), by and among LAS VEGAS SANDS, LLC, a Nevada limited liability company (“LVS”), and VENETIAN CASINO RESORT, LLC, a Nevada limited liability company (“Venetian”) (each of LVS and Venetian are referred to herein as a “Borrower” and, collectively, as the “Borrowers”); GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent for Lenders (in such capacity herein, “Agent”); and the Lenders signatory hereto.
W I T N E S S E T H:
          WHEREAS, Borrowers, Agent and the Lenders signatory thereto from time to time are party to that certain FF&E Facility Credit Agreement, dated December 14, 2006 (as the same may be amended, supplemented and modified from time to time, and as amended herein, the “Credit Agreement”), pursuant to which Lenders have extended to Borrowers certain Loans and other financial accommodations; and
          WHEREAS, Borrowers have informed Agent and Lenders that (i) for legitimate business purposes, 100% of the Securities of Interface will be distributed by LVS to LVSC (the “Distribution”), and (ii) following the Distribution, in connection with the refinancing of the Bank Credit Facility (as defined in the Credit Agreement prior to giving effect hereto), the Mall Financing Agreement (as defined in the Credit Agreement prior to giving effect hereto) and the commercial mortgage backed securities of Interface will also simultaneously be fully refinanced (the “Refinancing”; the Distribution and the Refinancing are collectively referred to herein as the “Contemplated Transactions”); and
          WHEREAS, in connection with the Contemplated Transactions, Borrowers have requested that Agent and Lenders (i) agree to certain amendments to the Credit Agreement, (ii) consent to certain actions of the Borrowers otherwise prohibited under the Credit Agreement, as in effect prior to the date hereof, and (iii) agree to certain limited waivers with respect to certain covenants under the Credit Agreement, in each case, on the terms and conditions set forth herein; and
          WHEREAS, to accommodate such requests, the parties have agreed to (i) the amendments to the Credit Agreement set forth herein, (ii) the consents with respect to certain actions of the Borrowers otherwise prohibited under the Credit Agreement, as in effect prior to the date hereof, and (iii) the limited waivers with respect to certain covenants of the Borrowers under the Credit Agreement, in each case, subject to the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
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          1. Definitions. Unless otherwise defined herein, as the context may require, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.
          2. Amendments to Credit Agreement.
               (a) On and as of the Effective Date, the Credit Agreement is hereby amended as follows:
                    (i) Section 1.1 of the Credit Agreement is hereby amended as follows:
                         a) The defined term “Change of Control” is hereby amended by (1) adding to the ninth line thereof immediately after the phrase “equity interests of LVSI” the phrase “or Interface”, and (2) by deleting from the fifteenth line thereof the word “Interface”.
                         b) The defined term “Excluded Subsidiary” is hereby amended by deleting from the second line thereof the word and comma “Interface,”.
               (b) On and as of the New Bank Credit Facility Date (as defined below), the Credit Agreement is hereby amended as follows:
                    (i) Section 1.1 of the Credit Agreement is hereby amended as follows:
                         a) The defined term “Excluded Subsidiary” is hereby amended by (1) deleting from the first and second lines thereof the phrases “Lido Casino Resort Holding Company, LLC, Phase II Mall Subsidiary, Phase II Mall Subsidiary Holdings,” (2) deleting from the third line thereof the phrase “Sands Pennsylvania, Inc.,” and (3) adding to the third line thereof immediately following the phrase “Sands Bethworks Gaming, LLC” the phrases “, Grand Canal Shops Mall MM Subsidiary, Inc., Venetian Far East Limited”.
                         b) The defined term “Intercompany Mall Note” is hereby deleted in its entirety.
                         c) The defined term “Intercreditor Agreement” is hereby deleted in its entirety and the following is inserted in lieu thereof:
“Intercreditor Agreement” means the Agreement Among Creditors, dated as of the New Bank Credit Facility Date, among the Administrative Agent and the Bank Administrative Agent, on behalf of the Bank Lenders and the LVSC Notes Indenture Trustee, and as Trustee under the Cooperation Agreement, attached hereto as Exhibit G.
                         d) The defined terms “Mall Financing Agreement” and “Mall Permitted Refinancing Indebtedness” are hereby deleted in their entirety.
                         e) The following new defined term “New Bank Credit Facility Date” is hereby added in the correct alphabetical order:
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“New Bank Credit Facility Date” means May 23, 2007, or such later date on which the new Bank Credit Facility is closed and funded.
                         f) The defined term “Permitted Lien” is hereby amended by adding the following new clause (xxxi) immediately following the end of clause (xxx) thereof:
and (xxxi) Liens on assets (other than Collateral) securing any obligations under the LVSC Notes Documents; provided, that the Administrative Agent and the Bank Administrative Agent (on behalf of the Bank Lenders and the LVSC Notes Indenture Trustee) shall have entered into the Intercreditor Agreement (or an intercreditor agreement in substantially the same form as the Intercreditor Agreement or otherwise reasonably satisfactory to Administrative Agent) or an amendment to the Intercreditor Agreement with Bank Administrative Agent (on behalf of the Bank Lenders and the LVSC Notes Indenture Trustee) reasonably satisfactory to Administrative Agent and all other relevant parties thereto;
                       g) The defined term “Permitted Lien” is hereby further amended by deleting the phrase “and (xxx)” from the second to last line thereof and inserting in lieu thereof the phrase “, (xxx) and (xxxi)”.
                       h) The defined term “Phase II Mall Borrower Taxes” is hereby deleted in its entirety.
                       i) The defined term “Restricted Subsidiary” is hereby amended by adding the phrase “Interface and” to the first line thereof immediately following the word “means”.
                    (ii) Section 6.3C of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
                    C. [Intentionally Reserved.]
                    (iii) Section 7.2D of the Credit Agreement is hereby amended by adding the phrase “, the LVSC Notes Documents” to the tenth line thereof immediately following the phrase “Facility Documents”.
                    (iv) Section 7.3 of the Credit Agreement is hereby amended by deleting therefrom clause (xviii) in its entirety.
                    (v) Section 7.3 of the Credit Agreement is hereby further amended by deleting the last sentence thereof in its entirety.
                    (vi) Section 7.4(x) of the Credit Agreement is hereby amended by deleting the word “unsecured” from the second line thereof.
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                    (vii) Section 7.10(xxi) of the Credit Agreement is hereby amended by deleting therefrom the reference to the phrase and comma “the Intercompany Mall Note,”.
                    (viii) Exhibit G to the Credit Agreement is hereby deleted in its entirety and the Exhibit G attached to this Amendment is inserted in lieu thereof.
                    (ix) The existing Schedules 5.1D and 7.10 to the Credit Agreement are hereby deleted in their entirety and the attached Schedules 5.1D and 7.10 are inserted in lieu thereof.
          3. Consents. Subject to the terms and conditions hereof and notwithstanding anything to the contrary in the Credit Agreement, the Agent and Lenders hereby consent as of the Effective Date to the Distribution; provided, (i) immediately following the consummation of the Distribution, Interface is and shall remain a wholly-owned Subsidiary of LVSC, and (ii) after giving effect to this Amendment, no Potential Event of Default or Event of Default exists at the time of the Distribution (or would be caused thereby). The parties hereto agree that on and as of the New Bank Credit Facility Date, Interface shall become a Subsidiary Guarantor under the Credit Agreement and other Loan Documents in accordance with the terms of Section 6.11 of the Credit Agreement.
          4. Limited Waivers. Subject to the terms and conditions hereof and notwithstanding anything to the contrary in the Credit Agreement, Agent and Lenders hereby agree that the covenants contained in Section 7.6 (including subsection A and subsection B thereof) will not be tested for a period of 120 days following the Effective Date (the “Waiver Period”) and no Potential Event of Default or Event of Default shall be deemed to occur as a result of Borrowers’ non-compliance (and Borrowers shall not be required to comply) with Section 7.6 during the Waiver Period; provided, that immediately following the expiration of the Waiver Period, the covenants set forth in Section 7.6 (including, without limitation, with respect to Fiscal Quarters ending prior to and/or during the Waiver Period) shall again be tested and any non-compliance therewith (including, without limitation, any such non-compliance which occurred with respect to Fiscal Quarters ending prior to and/or during the Waiver Period) shall constitute a Potential Event of Default and/or an Event of Default in accordance with terms of the Credit Agreement. The limited waivers granted herein shall be limited to those Potential Events of Default or Events of Default, if any, arising solely with respect to Section 7.6 of the Credit Agreement during the Waiver Period and do not apply to any past, present or future Potential Events of Default or Events of Default caused by any breach of Section 7.6 outside the Waiver Period or any other breach or violation of any provisions of the Credit Agreement or any of the other Loan Documents (whether arising under Section 7.6 or otherwise).
          5. Representations, Warranties, Covenants and Acknowledgments. To induce Agent and Lenders to enter into this Amendment:
               (a) Each Borrower hereby represents and warrants that (i) as of the date hereof and after giving effect hereto, all of the representations and warranties made or deemed to be made under the Credit Agreement and the other Loan Documents are true and correct, except to the extent that such representations and warranties expressly relate to an earlier date, and except for changes therein expressly permitted or expressly contemplated by the Credit
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Agreement, as amended herein, (ii) as of the date hereof and after giving effect to the terms hereof, there exists no Potential Event of Default or Event of Default under the Credit Agreement or any of the other Loan Documents, (iii) it has the power and is duly authorized to enter into, deliver and perform this Amendment, and (iv) this Amendment and each of the other Loan Documents is the legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, except to the extent enforcement may be limited under applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditor’s rights generally and the equitable discretion of the court; and
               (b) Each Borrower hereby reaffirms each of the agreements, covenants, and undertakings set forth in the Credit Agreement and each and every other Loan Document executed in connection therewith or pursuant thereto, as amended and modified hereby, as if such Borrower were making said agreements, covenants and undertakings on the date hereof; and
               (c) Each Borrower hereby acknowledges and agrees that no right of offset, recoupment, defense, counterclaim, claim, cause of action or objection in favor of any Borrower against Agent or any Lender exists arising out of or with respect to (i) the Obligations, this Amendment or any of the other Loan Documents, (ii) any other documents now or heretofore evidencing, securing or in any way relating to the foregoing, or (iii) the administration or funding of the Loans; and
               (d) Each Borrower acknowledges and agrees that this Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement; and
               (e) The parties hereto acknowledge and agree that, on and as of the New Bank Credit Facility Date, each of Sands Pennsylvania, Inc., Lido Casino Resort Holding Company, LLC, Phase II Mall Holding, LLC, Phase II Mall Subsidiary, LLC, Palazzo Condo Tower, LLC and Interface (notwithstanding that Interface is not a “Subsidiary” of the Borrowers) shall become a Subsidiary Guarantor under the Credit Agreement and other Loan Documents in accordance with the terms of Section 6.11 of the Credit Agreement; and
               (f) The parties hereto hereby acknowledge and agree that (i) on and as of the New Bank Credit Facility Date and in connection with the consummation and funding of the Contemplated Transactions, the Disbursement Agreement shall, in accordance with Section 7.13E and Section 10.25 of the Credit Agreement, be terminated, and (ii) from and after the termination of the Disbursement Agreement as set forth above, (A) unless such defined terms expressly relate to an earlier date, all defined terms in the Credit Agreement and other Loan Documents defined by reference to the Disbursement Agreement shall have the meanings ascribed to such terms in the Disbursement Agreement immediately prior to such termination, and (B) unless such terms and provisions expressly relate to an earlier date, all terms and provisions of the Disbursement Agreement expressly referred to in the Credit Agreement and other Loan Documents shall be deemed to refer to such terms and provisions as in effect immediately prior to such termination; and
               (g) The parties hereto hereby acknowledge and agree that, notwithstanding the terms of the Credit Agreement or any other Loan Document to the contrary, on and as of the
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New Bank Credit Facility Date, in accordance with the terms hereof and Section 6.11 of the Credit Agreement, as the case may be, the Phase II Mall Borrowers shall be Subsidiary Guarantors and Restricted Subsidiaries under the terms of the Credit Agreement and other Loan Documents; and
               (h) Agent and Lenders hereby acknowledge and agree that, notwithstanding anything to the contrary in the Credit Agreement, the Contemplated Transactions do not and will not violate Section 7.10 of the Credit Agreement.
          6. Release; Indemnification.
               (a) In further consideration of Agent and each Lender’s execution of this Amendment, each Borrower, individually and on behalf of its respective successors (including, without limitation, any trustees acting on behalf of a Borrower and any debtor-in-possession with respect to any Borrower), assigns, subsidiaries and affiliates, hereby forever releases Agent and each Lender and their respective successors, assigns, parents, subsidiaries, affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, fixed or contingent (collectively, “Claims”) that such Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take in connection with the Credit Agreement or the other Loan Documents prior to the date this Amendment was executed including, without limitation, with respect to the Obligations, any Collateral, the Credit Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not Borrowers shall satisfy all other provisions of this Amendment, the Loan Documents or the Credit Agreement, including payment in full of all Obligations.
               (b) Each Borrower hereby agrees that its release of the Releasees as set forth in Section 6(a) shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any Borrower or any parent, subsidiary or affiliate of such Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith; provided, that no Borrower shall be liable for any indemnification to a Releasee to the extent that any such liability, obligation, loss, penalty, action, judgment, suit, cost, expense or disbursement results from the applicable Releasee’s gross negligence or willful misconduct. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Amendment, the Credit Agreement and the other Loan Documents.
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          7. Conditions Precedent and Subsequent. This Amendment is subject to the following conditions precedent and subsequent:
               (a) Delivery of Documents. Borrowers shall deliver to Agent on or before the dates set forth below, all in form and substance reasonably acceptable to Agent in its sole discretion, (i) on the Effective Date, counterpart originals of this Amendment executed by each party hereto, including the acknowledgment attached hereto, (ii) on the New Bank Credit Facility Date, fully-executed counterpart originals of all documents required by Section 6.11 of the Credit Agreement to satisfy the requirement in Section 5(e) above that Interface, Sands Pennsylvania, Inc., Lido Casino Resort Holding Company, LLC, Phase II Mall Holding, LLC, Phase II Mall Subsidiary, LLC and Palazzo Condo Tower, LLC become Subsidiary Guarantors under the Credit Agreement and other Loan Documents, (iii) on the New Bank Credit Facility Date, a fully-executed counterpart original of the Intercreditor Agreement (which Intercreditor Agreement shall include mortgagee waiver provisions satisfying Section 6.15 of the Credit Agreement), and (iv) such other documentation as Agent may reasonably require in connection herewith.
               (b) Accuracy of Representations and Warranties. All of the representations and warranties made or deemed to be made in this Amendment and under the Loan Documents shall be true and correct as of the date of this Amendment and as of the New Bank Credit Facility Date, except such representations and warranties which, by their terms, are applicable to a prior specific date or period and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, as amended herein.
               (c) Expenses. Borrowers shall have paid on or before the date hereof to Agent any and all outstanding reasonable and documented fees and other charges owing to counsel to Agent incurred in connection with the transactions evidenced by the Credit Agreement and other Loan Documents, including, without limitation, any such reasonable and documented fees incurred in connection with this Amendment.
               (d) New Bank Credit Facility. The Refinancing of the Bank Credit Facility, and the Liens granted in connection therewith, shall be closed, consummated and funded in all respects in accordance with the terms of the Credit Agreement, as amended by this Amendment, and the other Loan Documents.
          8. Effect of this Amendment; Relationship of Parties. Except as expressly amended hereby, the Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and each Lender, except to the extent enforcement may be limited under applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditor’s rights generally and the equitable discretion of a court of competent jurisdiction. The relationship of Agent and Lenders, on the one hand, and Borrowers, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Amendment, any instrument, document or agreement delivered in connection herewith or in the Credit Agreement or any of the other Loan Documents shall be deemed or construed to create a fiduciary relationship between or among the parties.
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          9. Acknowledgement and Agreement. Agent’s and Lenders’ agreement to the amendments, consents and limited waivers contained herein does not and shall not create (nor shall any Borrower rely upon the existence of or claim or assert that there exists) any obligation of Agent or any Lender to consider or agree to any further amendments, consents or limited waivers. In the event that Agent and Lenders subsequently agree to consider any further amendments, limited waivers, consents or agreements, neither the amendments, consents or limited waivers contained herein nor any other conduct of Agent or any Lender shall be of any force and effect on Agent’s and any Lender’s consideration or decision with respect to any such requested amendment, limited waiver, consent or agreement, and Agent and Lenders shall have not further obligation whatsoever to consider or agree to further amendments, consents, limited waivers or agreements.
          10. Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. This Amendment embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof, except the agreements embodied in the Credit Agreement and the other Loan Documents (as modified herein). Time is of the essence of this Amendment and of the Credit Agreement and the other Loan Documents.
[SIGNATURES APPEAR ON FOLLOWING PAGE]
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          IN WITNESS WHEREOF, Borrowers, Agent and Lenders have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

LAS VEGAS SANDS, LLC

By:	/s/ Robert P. Rozek

Name: Title:	Robert P. Rozek Senior Vice President and Chief Financial Officer

VENETIAN CASINO RESORT, LLC

By:	Las Vegas Sands, LLC Its Managing Member

By:	/s/ Robert P. Rozek

Name: Title:	Robert P. Rozek Senior Vice President and Chief Financial Officer
[SIGNATURES CONTINUE ON FOLLOWING PAGE]
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AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

By:	/s/ Richard J. O’Neill

Name: Title:	Richard J. O’Neill Duly Authorized Signatory

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Richard J. O’Neill

Name: Title:	Richard J. O’Neill Duly Authorized Signatory

HYPO PUBLIC FINANCE USA, INC.

By:	/s/

Name:
Title:	Authorized Signatory

AIB DEBT MANAGEMENT LIMITED

By:	/s/ Martin Chin

Name: Title:	Martin Chin Senior Vice President

THE FOOTHILL GROUP, INC.

By:	/s/ Dennis Ascher

Name: Title:	Dennis Ascher S.V.P.
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ACKNOWLEDGEMENT AND CONSENT
     Each of the undersigned hereby acknowledges, consents and agrees to the foregoing Consent, Limited Waiver and First Amendment to FF&E Facility Credit Agreement.
     IN WITNESS WHEREOF, each of the undersigned has executed this Acknowledgement and Consent as of this ___day of May, 2007.

VENETIAN TRANSPORT, LLC

By:	Las Vegas Sands, LLC Its Managing Member

By:	/s/ Robert P. Rozek

Name: Title:	Robert P. Rozek Senior Vice President and Chief Financial Officer

LIDO INTERMEDIATE HOLDING COMPANY, LLC MALL INTERMEDIATE HOLDING COMPANY, LLC VENETIAN VENTURE DEVELOPMENT, LLC

By:	Venetian Casino Resort, LLC Their Managing Member

	By:	Las Vegas Sands, LLC Their Managing Member

Executing this Agreement as Senior Vice President and Chief Financial Officer of the managing member of each of the foregoing persons on behalf of and so as to bind the persons named above

By:	/s/ Robert P. Rozek

Name: Title:	Robert P. Rozek Senior Vice President and Chief Financial Officer
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VENETIAN MARKETING, INC.

By:	/s/ Robert P. Rozek

Name: Title:	Robert P. Rozek Senior Vice President and Chief Financial Officer
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Exhibit G
Form of Intercreditor Agreement
See Attached.
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Schedule 5.1D
See Attached.
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Schedule 7.10
See Attached.
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